Exhibit (e)
Auditor’s Consent
We hereby consent to the incorporation by reference in Registration Statement No. 333-158277 of KfW (filed under Schedule B) of our report dated March 9, 2009, relating to the consolidated financial statements of KfW, which appears in this Annual Report on Form 18-K for the year ended December 31, 2008.

May 11, 2009

PricewaterhouseCoopers
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

By:	/s/ Christoph Theobald	By:	/s/ Björn Grunwald

	Christoph Theobald Wirtschaftsprüfer (German Public Auditor)	ppa. Björn Grunwald Wirtschaftsprüfer (German Public Auditor)